================================================================================
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



[x]        Filed by the Registrant
[_]        Filed by a Party other than the Registrant

Check the appropriate box:
[x]        Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
[_]        Definitive Proxy Statement
[_]        Definitive Additional Materials
[_]        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WESTWOOD ONE, INC.

                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE  (Check the appropriate box):
[x]        No fee required.

[_]        Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
           1)        Title of each class of securities to which transaction
                     applies:
           2)        Aggregate number of securities to which transaction
                     applies:
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
           4)        Proposed maximum aggregate value of transaction:  $
           5)        Total fee paid:  $
[_]        Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1)  Amount Previously Paid: $
           2)  Form, Schedule or Registration Statement No.:
           3)  Filing Party:
           4)  Date Filed:
================================================================================
NY2:\870375\06\80764.0001

                               WESTWOOD ONE, INC.
                            9540 WASHINGTON BOULEVARD
                          CULVER CITY, CALIFORNIA 90232
                            -------------------------

                       NOTICE OF SOLICITATION OF CONSENTS
                            -------------------------

                                                               February __, 2000

To Our Shareholders:

           The Board of Directors of Westwood One, Inc. is seeking the approval of the holders of Westwood's Common Stock and Class B Stock (collectively, the "Shareholders") for a proposed amendment to Westwood's Amended Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of Westwood's Common Stock from 117 million to 300 million.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT TO INCREASE WESTWOOD'S AUTHORIZED SHARES OF COMMON STOCK.

           The Consent Statement contains a more extensive discussion of the proposed amendment and the reasons for the amendment and, therefore, you should read the Consent Statement carefully. Because this solicitation of written consents is in lieu of a meeting of shareholders, there will be no meeting of shareholders held in connection with this consent solicitation.

           We have established the close of business on February 8, 2000 as the record date for determining shareholders entitled to submit consents.

           The principal executive office of Westwood is 9540 Washington Boulevard, Culver City, California 90232. The telephone number is (310) 204-5000.

                                                      Sincerely,



                                                      Farid Suleman
                                                      Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED CONSENT CARD PROMPTLY IN THE ENCLOSED ENVELOPE, BUT IN NO EVENT LATER THAN 10:00 A.M., NEW YORK CITY TIME, ON MARCH 8, 2000. ANY CONSENT GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO SUCH TIME.

                               WESTWOOD ONE, INC.
                            9540 WASHINGTON BOULEVARD
                          CULVER CITY, CALIFORNIA 90232
                              --------------------

                                CONSENT STATEMENT
                              --------------------




                                                               February __, 2000

                               GENERAL INFORMATION

           This Consent Statement is being furnished to the Shareholders in connection with the solicitation of consents by Westwood's Board of Directors. The Board of Directors has unanimously adopted resolutions proposing, declaring advisable and recommending that the Shareholders authorize an amendment to the Certificate to increase the total number of authorized shares of Common Stock. Under applicable provisions of Delaware law and the Certificate, any action that may be taken at an annual or special meeting of shareholders may also be taken without a meeting if valid, unrevoked consents in writing to such action are signed by, in the case of the matters described in this Consent Statement, (i) the holders of at least a majority of the outstanding shares of Common Stock, voting separately as a class and (ii) the holders of shares of Common Stock and Class B Stock representing at least a majority of the votes entitled to be cast by the holders of Common Stock and Class B Stock, voting together without regard to class (the "Requisite Consents"). Only shareholders of record at the close of business on February 8, 2000 will be entitled to consent to the proposed amendment.

           BROKER NON-VOTES, ABSTAINING OR NOT RETURNING A SIGNED CONSENT CARD WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

           The approximate date upon which this Consent Statement and the form of Consent Card are being mailed to the Shareholders is February __, 2000.

EXPENSES OF SOLICITATION

           Westwood will bear the entire cost of preparing, assembling, printing and mailing consent materials furnished to the Shareholders. Copies of consent materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Common Stock and the Class B Stock. Directors, officers and other employees of Westwood may solicit consents from some Shareholders personally, by telephone or telegram, if consents are not received promptly.

VOTE REQUIRED

           The proposed amendment requires approval by (i) the holders of at least a majority of the outstanding shares of Common Stock, voting separately as a class, and (ii) the holders of shares of Common Stock and Class B Stock representing at least a majority of the votes entitled to be cast by the holders of Common Stock and Class B Stock, voting together without regard to class. As of the record date, ________ shares of Common Stock (excluding treasury shares) and _________ shares of Class B Stock, respectively, were issued and outstanding. Each share of Common Stock entitles the record holder thereof to cast one vote and each share of Class B Stock entitles the record holder thereof to 50 votes. Shareholders can vote by mailing their completed and signed consent card to Westwood's transfer agent - BankBoston, N.A., c/o EquiServe at P.O. Box 9379, Boston, MA 02205-9954. Accordingly, the consents will be effective only validly executed and delivered consents are received from (i) shareholders holding at least ______ shares of Common Stock and (ii) holders of Common Stock and Class B Stock representing at least __________ votes in the aggregate.

           Infinity Broadcasting Corporation (which owns indirectly through a subsidiary 8,000,000 shares of Common Stock, representing approximately ____% of the outstanding Common Stock and approximately _____% of the total voting power of the outstanding capital stock), David Saperstein (a director of Westwood who owns approximately 6,776,708 shares of Common Stock, representing approximately _____% of the outstanding Common Stock and approximately ____% of the total voting power of Westwood's outstanding capital stock) and Norman J. Pattiz (the Chairman of the Board of Directors of Westwood, who owns approximately 237,840 shares of Common Stock, representing approximately ____ % of the outstanding Common Stock and approximately ____% of the total voting power of Westwood's outstanding capital stock and 351,690 shares of Class B Stock, representing approximately ____% of the total voting power of Westwood's outstanding capital stock) all have advised Westwood that they intend to vote all of the shares owned by them in favor of the approval of the proposed amendment.

REVOCATION OF SIGNED CONSENTS

           Any consent signed and returned by a Shareholder may be revoked at any time provided that a written, dated revocation is executed and delivered to Westwood's transfer agent at the address set forth above, prior to 10:00 A.M., New York City time, on March 8, 2000. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective.

THE CONSENT PROCEDURE

           Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Westwood's Certificate permits the use of such consents; provided that the action requiring shareholder approval is approved by a majority of Westwood's Continuing Directors (as defined in the Certificate). Westwood's Board of Directors, including the Continuing Directors, has unanimously approved the proposed amendment.

           Shareholders can vote by mailing their completed and signed consent card to Westwood's transfer agent - BankBoston, N.A., c/o EquiServe at P.O. Box 9379, Boston, MA 02205-9954. If the Requisite Consents are received, Westwood will promptly amend its Certificate in conformity therewith and file the Certificate of Amendment to Amended Certificate of Incorporation (a form of which is attached hereto as Annex A) with the Delaware Secretary of State. If the proposed amendment is adopted by less than unanimous consent of the Shareholders, Westwood will promptly notify the shareholders who have not consented to the action taken, as required by Delaware law.

      PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

           The Board of Directors has unanimously approved and recommends that the Shareholders approve and adopt a proposal to amend the Certificate to increase the number of authorized shares of Common Stock of Westwood from 117 million shares to 300 million shares (the number of authorized shares of both Class B Stock and Preferred Stock will remain unchanged). The proposed amendment will amend Section 1 of Article Fourth of the Certificate to read as follows:

           "Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Thirteen Million (313,000,000), consisting of Three Hundred Million (300,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"), Three Million (3,000,000) shares of Class B Stock, par value $0.01 per share (the "Class B Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

           At a special meeting of the Board of Directors held on January 27, 2000, the Board of Directors approved a two-for-one stock split of Westwood's Common Stock and Class B Stock, conditioned upon shareholder approval of an amendment to the Certificate that would increase the authorized number of Common Stock shares sufficient to satisfy the stock requirements after the split (the current authorized number of Class B shares is already sufficient for these purposes). The Board of Directors recommends the increase in authorized shares of Common Stock to enable Westwood to effectuate the stock split. In addition, the proposed amendment would enable Westwood to have additional shares of Common Stock available for issuance in connection with future acquisitions, public or private offerings, employee benefit plans, additional stock splits and other general corporate purposes.

                             PRINCIPAL SHAREHOLDERS

           The following table sets forth as of January 31, 2000, the number and percentage of outstanding shares of Common Stock and Class B Stock held by (1) each person or group known to Westwood to beneficially own more than 5% of the outstanding shares of Common Stock or Class B Stock of Westwood, (2) each of Westwood's directors, (3) each person who served as Westwood's Chief Executive Officer in 1999 and each other executive officer whose annual cash compensation for 1999 exceeded $100,000 and (4) all directors and executive officers of Westwood as a group. At January 31, 2000, there were 55,874,887 shares of Common Stock outstanding, excluding treasury shares, and 351,690 shares of Class B Stock outstanding. Unless otherwise indicated, the business address of each person listed is c/o Westwood One, Inc., 9450 Washington Boulevard, Culver City, California 90232.

           Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

Name and Address of                                       Shares of Common Stock               Shares of Class B Stock
Beneficial Owner                                          Beneficially Owned(1)                 Beneficially Owned (1)
----------------                                          ---------------------                 ----------------------

                                                          Number             Percent            Number             Percent
                                                          ------             -------            ------             -------
Infinity Broadcasting Corp. (2)                       10,000,000 (3)          17.3%               --                 --
40 West 57th Street
New York, NY 10019.............................
Putnam Investments, Inc.(2)....................        4,539,949 (4)          8.1%                --                 --
One Post Office Square
Boston, MA  02109
Capital Research and Management                        3,918,300 (5)          7.0%                --                 --
Company (2)....................................
333 South Hope Street
Los Angeles, CA  90071
Denver Investment Advisors                             3,627,800 (6)          6.5%                --                 --
LLC (2)........................................
1225 17th Street, 26th Floor
Denver, CO  80202
Baron Capital Group, Inc. (2)..................          2,831,250            5.1%                --                 --
767 Fifth Avenue, 24th Floor
New York, NY 10153
David L. Dennis................................         39,605 (7)              *                 --                 --
Gerald Greenberg...............................          4,000 (8)              *                 --                 --
Joel Hollander.................................         52,100 (8)              *                 --                 --
Dennis Holt....................................       120,000 (8)(9)            *                 --                 --
Mel Karmazin...................................        850,149 (10)           1.5%                --                 --


                                       4

Name and Address of                                       Shares of Common Stock               Shares of Class B Stock
Beneficial Owner                                          Beneficially Owned(1)                 Beneficially Owned (1)
----------------                                          ---------------------                 ----------------------

                                                          Number             Percent            Number             Percent
                                                          ------             -------            ------             -------
Paul G. Krasnow................................         78,000 (11)             *                 --                 --
Steven A. Lerman...............................         24,000 (8)              *                 --                 --

Norman J. Pattiz (12)..........................        409,840 (13)             *               351,690             99.9%
David Saperstein...............................          7,076,707            12.6%               --                 --
                                                         (14)(15)
Joseph B. Smith................................         10,000 (8)              *                 --                 --
Farid Suleman..................................         410,000 (8)             *                 --                 --
Executive Officers and Directors                      9,074,401 (16)          15.8%             351,690             99.9%
as a group.....................................
(11 persons)


------------------------
* Less than one percent.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Class B Stock, unless otherwise indicated.

(2) Tabular information and footnotes 3 through 6 are based upon information contained in the most recent Schedule 13G filings and other information made available to Westwood.

(3) Includes 1,000,000 shares that may currently be acquired upon exercise of warrants at an exercise price of $20 per share and 1,000,000 shares that may currently be acquired upon exercise of warrants at an exercise price of $25 per share.

(4) Putnam Investments, Inc., as an investment advisor, has no sole voting or dispositive power, but has shared dispositive power for 4,539,949 shares and shared voting power for 106,050 of such shares.

(5) Capital Research and Management Company, as an investment advisor, has sole dispositive power for 1,975,000 shares. SmallCap World Fund, Inc., an investment advisor which is advised by Capital Research, has sole voting power for 1,943,100 shares.

(6) Denver Investment Advisors LLC, as an investment advisor, has sole dispositive power for 3,627,800 shares and sole voting power for 2,040,800 of such shares.

(7) Includes stock options for 26,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.

(8) Represents stock options granted under the Company's Amended 1989 Stock Incentive Plan.

(9) Includes stock options for 45,000 shares granted by Metro Network, Inc.

(10) Includes stock options for 648,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.

(11) Includes stock options for 8,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.

(12) As of January 31, 2000, Mr. Pattiz owned Common Stock and Class B Stock representing approximately 24.4% of the total voting power of the Company.

(13) Includes stock options for 172,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.

(14) Includes stock options for 2,999,999 shares granted under the stock option plans of Metro Network, Inc.

(15) The number of shares reported as owned by Mr. Saperstein does not include an aggregate of 1,575,375 shares held by certain trusts, the beneficiaries of which are Mr. Saperstein's children. Mr. Saperstein disclaims beneficial ownership of such shares.

(16) Includes stock options for 1,397,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.

                         SHAREHOLDER PROPOSALS FOR 2000

           As disclosed by Westwood in its Proxy Statement filed with the Securities and Exchange Commission on August 20, 1999, under the rules of the Securities and Exchange Commission, any shareholder proposal intended for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in 2000 should have been received by December 31, 1999 to be eligible for inclusion in such proxy material.

           YOUR CONSENT IS EXTREMELY IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY, BUT NO LATER THAN 10:00 A.M., NEW YORK CITY TIME, ON MARCH 8, 2000.

                                  By Order of the Board of Directors,


                                  Farid Suleman
                                  Secretary


Culver City, California
February___, 2000

                                                                         Annex A
                            CERTIFICATE OF AMENDMENT

                                       OF

                      AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                               WESTWOOD ONE, INC.

 PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                               ------------------

           THE UNDERSIGNED, being an authorized officer of Westwood One, Inc. (the "Company"), hereby certifies that:

           FIRST: The name of the Company is Westwood One, Inc.

           SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 21, 1985.

           THIRD: A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 13, 1986.

           FOURTH: A Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 9, 1986.

           FIFTH: A Certificate of Amendment of Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 23, 1987.

           SIXTH: Section 1 of Article Fourth of said Amended Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

           "Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Thirteen Million (313,000,000) consisting of Three Hundred Million (300,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"), Three Million (3,000,000) shares of Class B Stock, par value $0.01 per share (the "Class B Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock")."

           SEVENTH: The foregoing amendment of Section 1 of Article Fourth has been adopted by the Board of Directors of the Company, and approved by the affirmative vote of (i) the holders of at least a majority of the outstanding shares of Common Stock, voting separately as a class, and (ii) the holders of shares of Common Stock and Class B Stock representing at least a majority of the votes entitled to be cast by the holders of Common Stock and Class B Stock, voting together without regard to class, in accordance with Section 242 of the General Corporation Law of the State of Delaware and the Company's Amended Certificate of Incorporation.

           EIGHTH: This certificate of Amendment shall be effective upon its filing with the Secretary of State of the State of Delaware.

           IN WITNESS WHEREOF, Westwood One, Inc. has caused this certificate to
be signed by                       , its                          and attested
            -----------------------     --------------------------
by           , its                      , this               day of March 2000.
  ----------      ----------------------      ---------------





                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



Attest:



--------------------------------
Name:
Title:

                                                                         Annex B






                               WESTWOOD ONE, INC.



                         WRITTEN CONSENT OF SHAREHOLDERS
                               IN LIEU OF MEETING



                 THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS



The undersigned shareholders of WESTWOOD ONE, INC., a Delaware corporation (the "Company"), in accordance with Section 228 of the Delaware General Corporation Law and the AMENDED Certificate of Incorporation of the Company, take the following action by WRITTEN CONSENT IN LIEU OF A MEETING, as set forth on the reverse side hereof.


THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE
WRITTEN CONSENT TO THE PROPOSED AMENDMENT.                                                         CONSENT          CONSENT
                                                                                                   GRANTED         WITHHELD

Resolved: That the shareholders of the Company hereby agree to the amendment to the Amended Certificate of Incorporation of the Company to increase the authorized shares of Common Stock, par value $0.01 per share, from 117 million to 300 million.
                                                                                                  --------         --------

THE SHARES REPRESENTED BY THIS WRITTEN CONSENT WILL BE VOTED IN ACCORDANCE WITH
THE SPECIFICATIONS MADE HEREIN. IF YOU WISH TO CONSENT TO THE AMENDMENT, MARK
THE SPACE ABOVE LABELED "CONSENT GRANTED." IF YOU DO NOT WISH TO CONSENT TO THE
AMENDMENT, MARK THE SPACE ABOVE LABELED "CONSENT WITHHELD."





                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                                               --------------


                                 PLEASE COMPLETE, SIGN, DATE AND MAIL YOUR
                                 WRITTEN CONSENT FORM IN THE ENCLOSED POSTAGE
                                 PREPAID ENVELOPE SO THAT WE MAY RECEIVE IT NO
                                 LATER THAN 10:00 A.M., NEW YORK CITY TIME, ON
                                 MARCH 8, 2000.

                                 Please sign exactly as your name appears on your stock certificate. It the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Signature:               Date:          Signature:               Date:
          ---------------     ----------          ---------------     ---------



                                      B-2